Letter Agreement for the Transfer of Materials

In response to the MIT Media Lab ("RECIPIENT") request for aeroponic system components and fixtures (“MATERIAL”) manufactured by Indoor Harvest Corp ("PROVIDER") to be used for the purpose of developing a wall facade aeroponic system as part of MIT's Media Lab "Changing Places" project. The project will focus on everything from urban mobility networks, decentralized energy infrastructure and transformable housing units to advanced urban agricultural systems. Indoor Harvest Corp. will be responsible for providing technical assistance and materials as a “Technical Systems Adviser”.  Indoor Harvest Corp asks that the RECIPIENT and PROVIDER agree to the following before the RECIPIENT receives the MATERIAL:

1. The above MATERIAL is the property of the PROVIDER and is made available as a service to the research community.

2. The MATERIAL will be used for teaching or not-for-profit research purposes only.

3. The MATERIAL will not be further distributed to others without the PROVIDER's written consent. The RECIPIENT shall refer any request for the MATERIAL to the PROVIDER. To the extent supplies are available, the PROVIDER or the PROVIDER SCIENTIST agree to make the MATERIAL available, under a separate Simple Letter Agreement to other scientists for teaching or not-for-profit research purposes only.

4. The RECIPIENT agrees to acknowledge the source of the MATERIAL in any publications reporting use of it.

5. Any MATERIAL delivered pursuant to this Agreement is understood to be experimental in nature and may have hazardous properties. THE PROVIDER MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESSED OR IMPLIED. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE USE OF THE MATERIAL WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK, OR OTHER PROPRIETARY RIGHTS. Unless prohibited by law, Recipient assumes all liability for claims for damages against it by third parties which may arise from the use, storage or disposal of the Material except that, to the extent permitted by law, the Provider shall be liable to the Recipient when the damage is caused by the gross negligence or willful misconduct of the Provider.

THE RECIPIENT MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESSED OR IMPLIED THAT USE OF THE MATERIAL WILL NOT INFRINGE ANY PATENT, COPYWRIGHT, TRADEMARK, OR OTHER PROPRIETARY RIGHTS.

6. The RECIPIENT agrees to use the MATERIAL in compliance with all applicable statutes and regulations.

7. The MATERIAL is provided at no cost, or with an optional transmittal fee solely to reimburse the PROVIDER for its preparation and distribution costs.

The PROVIDER, RECIPIENT and RECIPIENT SCIENTIST must sign both copies of this letter and return one signed copy to the PROVIDER. The PROVIDER will then send the MATERIAL.

PROVIDER INFORMATION and AUTHORIZED SIGNATURE

Adviser: Chad C Sykes

Provider Organization: Indoor Harvest Corp.

Address:14830 Forest Lodge Dr. Houston, TX 77070

___/s/ Chad Sykes____________________ ____9/18/2013_______

Signature of Provider’s Authorized Official           Date

RECIPIENT INFORMATION and AUTHORIZED SIGNATURE

Recipient Scientist: Kent Larson

Recipient Organization: Massachusetts Institute of Technology

Address: 77 Massachusetts Avenue, Cambridge MA 02139

Name of Authorized Official: Lita Nelsen

Title of Authorized Official: Director Technology Licensing Office

Signature of Authorized Official:_______/s/ Lita Nelson____________

Date:____9/19/13____________________________________

Certification of Recipient Scientist: I have read and understood the conditions outlined in this Agreement and I agree to abide by them in the receipt and use of the MATERIAL.

_____/s/ Kent Larson______________________ ____9/7/2013______

Recipient Scientist                                                   Date